SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



              Date of Report (Date of earliest event reported): July 23, 2004



                                Blair Corporation


             (Exact name of registrant as specified in its charter)



          Delaware                 001-00878                  25-0691670
          --------                 ---------                  ----------
      (State or other        (Commission File No.)         (I.R.S. Employer
      Jurisdiction of                                    Identification No.)
       incorporation)

     220 Hickory Street, Warren, Pennsylvania                 16366-0001
     ----------------------------------------                 ----------
     (Address of Principal executive offices)                 (Zip Code)


             Registrant's telephone number, including area code: (814) 723-3600


                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 7.  Financial Statements and Exhibits.

         (c) Exhibits

               Exhibit 99.1.  Press Release.

Item 12. Results of Operations and Financial Condition.

         The following information is furnished pursuant to Item 12, "Results of Operations and Financial Condition."

         On July 23, 2004 Blair Corporation issued a press release announcing its earnings for the three months and the six months ended June 30, 2004. The information contained in the press release, which is attached as Exhibit 99.1 to this Form 8-K, is incorporated herein by reference.



                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  July 23, 2004                            Blair Corporation



                                    By:  John E. Zawacki
                                         --------------------------------------
                                         John E. Zawacki
                                         President and Chief Executive Officer



                                    By:  Bryan J. Flanagan
                                         -------------------------------------
                                         Bryan J. Flanagan
                                         Senior Vice President and Chief
                                         Financial Officer



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FOR IMMEDIATE RELEASE:
CONTACTS:
Blair Corporation                                           Carl Hymans
Bryan Flanagan, SVP/Chief Financial Officer                 G.S. Schwartz & Co
Thomas McKeever, SVP/Operations & Administration            212-725-4500
814-723-3600      carlh@schwartz.com


          BLAIR CORPORATION REPORTS SECOND QUARTER RESULTS


WARREN, Pa., (July 23, 2004) -- Blair Corporation (Amex: BL), (), a national multi-channel direct marketer of women's and men's apparel and home products, today announced results for the second quarter and six months ended June 30, 2004.

Net sales for the second quarter ended June 30, 2004 were $127.0 million compared to $154.3 million reported for the second quarter ended June 30, 2003.

Net income for the second quarter ended June 30, 2004 was $5.0 million, or $0.62 per basic and $0.61 per diluted share, compared to $4.1 million, or $0.51 per basic and diluted share, reported for the second quarter last year.

Net sales for the six months ended June 30, 2004 were $255.6 million, compared to $291.4 million reported for the first six months ended June 30, 2003.

Net income for the six months ended June 30, 2004 was $5.6 million, or $0.69 per basic and diluted share, compared to $4.6 million, or $0.57 per basic and diluted share, reported for the six months last year.

The planned elimination of unprofitable circular mailings and a reduction in Crossing Pointe mailings resulted in a decrease in sales for the second quarter of 2004. Blair expects to discontinue circulation of its 4-year-old Crossing Pointe catalog title in early 2005. The increase in net income for the quarter reflects enhanced efficiencies of core operations and Blair's focus on profitability and enhancing shareholder value.

Cost of goods sold as a percentage of net sales for the second quarter of 2004 was 45.9% compared to 47.1% for the second quarter of 2003, reflecting reduced customer returns, and successful efforts to lower overall shipping and liquidation costs.

Blair's e-commerce channel generated $45.6 million in gross sales demand in the first six months of 2004, compared to $41.7 million in the first six months of 2003.



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Blair-4


"Second quarter results reflect Blair's successful efforts to focus on profitability and cost efficiencies which were achieved through our enhanced fulfillment operation and focused advertising initiatives. As a result, Blair was able to realize higher margins in per customer sales and reduce overall shipping costs for the quarter," said Bryan J. Flanagan, Senior Vice President and Chief Financial Officer.

"Our core customers have consistently remained the cornerstone of Blair's historic success and we will continue to focus on meeting their specific needs as part of our long-term plan to increase profitability," concluded Mr. Flanagan.

John E. Zawacki, President and CEO said, "I am pleased that our initiatives to improve profitability have contributed to Blair's overall performance for the second quarter and reaffirm our long-term strategy to focus our product offerings to our core customers."

"Blair's balance sheet remains strong, and we expect that Blair's core businesses will continue to be the primary driver of the Company's profitability and value creation. We remain confident that our efforts to enhance profitability will result in greater shareholder value, " concluded Mr. Zawacki.

ABOUT BLAIR
Headquartered in Warren, Pennsylvania, Blair Corporation sells a broad range of women's and men's apparel and home products through direct mail marketing and its Web sites www.blair.com and www.crossingpointe.com. Blair Corporation employs over 2,500 people and operates facilities and retail outlets in Northwestern Pennsylvania as well as a catalog outlet in Wilmington, Delaware. The Company, which has annual sales of more than $500 million, is publicly traded on the American Stock Exchange (AMEX-BL).

This release contains certain statements, including without limitation, statements containing the words "believe," "plan," "expect," "anticipate," and words of similar import relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, demand for and market acceptance of new and existing products, as well as other risks and uncertainties detailed in the most recent periodic filings of the Company with the Securities and Exchange Commission.

                           --Financial table follows--



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                                BLAIR CORPORATION
                        COMPARATIVE OPERATING HIGHLIGHTS
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            For the Three Months Ended June 30
                                            ----------------------------------
                                                     2004              2003
                                                     ----              ----

Net sales                                           $126,993         $ 154,345
Income before income taxes                             8,087             6,633
Income taxes                                           3,076             2,532
Net income                                             5,011             4,101

Basic / diluted earnings per share             $0.62 / $0.61     $0.51 / $0.51

Weighted average basic shares outstanding          8,092,034         8,056,104

Weighted average diluted shares outstanding        8,166,940         8,079,211

                                            For the Six Months Ended June 30
                                            --------------------------------
                                                     2004              2003
                                                     ----              ----

Net sales                                           $255,635          $291,358
Income before income taxes                             9,007             7,427
Income taxes                                           3,425             2,826
Net income                                             5,582             4,601

Basic / diluted earnings per share             $0.69 / $0.69    $0.57 / $ 0.57

Weighted average basic shares outstanding          8,071,579         8,050,201

Weighted average diluted shares outstanding        8,139,561         8,077,447



SELECTED BALANCE SHEET ITEMS AS OF JUNE 30

                                                     2004              2003
                                                     ----              ----

Customer accounts receivable                        $146,289          $146,702

Inventories                                         $ 76,136          $ 64,208

Total assets                                        $339,298          $327,022

Total liabilities                                   $ 64,872          $ 66,936

Stockholders' equity                                $274,426          $260,086

Total liabilities and stockholders' equity          $339,298          $327,022